EXHIBIT 3.(ii)


BY-LAWS OF GOLDEN ISLES FINANCIAL HOLDINGS, INC.


                                  BY-LAWS

                             TABLE OF CONTENTS

ARTICLE ONE - OFFICES

     Section 1.1              Registered Office
     Section 1.2              Other Offices

ARTICLE TWO - SHAREHOLDERS MEETINGS

     Section 2.1              Place of Meetings
     Section 2.2              Annual Meetings
     Section 2.3              Substitute Annual Meetings
     Section 2.4              Special Meetings
     Section 2.5              Notice of Meetings
     Section 2.6              Quorum; Vote Required to Act
     Section 2.7              Voting of Shares
     Section 2.8              Proxies
     Section 2.9              Presiding Officer
     Section 2.10             Adjournments

ARTICLE THREE - THE BOARD OF DIRECTORS

     Section 3.1              General Powers
     Section 3.2              Requirements
     Section 3.3              Number, Election, Class and
                         Term of Office
     Section 3.4              Oath of Directors
     Section 3.5              Removal
     Section 3.6              Vacancies
     Section 3.7              Compensation
     Section 3.8              Committees of the Board of Directors
     Section 3.9              Honorary and Advisory Directors

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.1              Regular Meetings
     Section 4.2              Special Meetings
     Section 4.3              Place of Meetings
     Section 4.4              Notice of Meetings
     Section 4.5              Quorum
     Section 4.6              Vote Required For Action
     Section 4.7              Action By Directors Without A Meeting

ARTICLE FIVE - NOTICE AND WAIVER

     Section 5.1              Procedure
     Section 5.2              Waiver

ARTICLE SIX - OFFICERS

     Section 6.1         Number
     Section 6.2              Election and Term
     Section 6.3              Compensation
     Section 6.4              Removal
     Section 6.5              Chairman of the Board
     Section 6.6              Chairman
     Section 6.7              Officer in Place of Chairman
     Section 6.8              Secretary

ARTICLE SEVEN - DIVIDENDS

     Section 7.1              Time and Conditions of Declaration
     Section 7.2              Share Dividends - Treasury Shares
     Section 7.3              Share Dividends - Unissued Shares
     Section 7.4              Share Splits

ARTICLE EIGHT - SHARES

     Section 8.1              Authorization and Issuance of Shares
     Section 8.2              Share Certificates
     Section 8.3              Rights of Corporation With Respect to
                         Registered Owners
     Section 8.4              Transfer of Shares
     Section 8.5              Duty of Corporation to Register Transfer
     Section 8.6              Lost, Stolen, or Destroyed Certificates
     Section 8.7              Fixing of Record Date
     Section 8.8              Record Date if None Fixed

ARTICLE NINE

     Section 9.1              Indemnification
     Section 9.2              Indemnification for Certain Actions
     Section 9.3              Mandatory Indemnification
     Section 9.4              Findings of Indemnification
     Section 9.5              Payment of Expenses in Advance

ARTICLE TEN

     Section 10.1        Inspection of Books and Records
     Section 10.2        Fiscal Year
     Section 10.3        Seal
     Section 10.4        Annual Statements
     Section 10.5        Contracts, Checks, Drafts, Reports, Etc.
     Section 10.6        Legal Restrictions
     Section 10.7        Conflict

ARTICLE ELEVEN

     Section 11.1        Power to Amend By-Laws
     Section 11.2        Conditions
     Section 11.3        Inspection


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ARTICLE ONE

Offices

     Section 1.1 Registered Office. The Corporation shall maintain its registered office in Glynn County, Georgia. In the event the main office is relocated then the registered office shall follow the main office and shall be designated by the Board of Directors.

     Section 1.2 Other Offices. In addition to the registered office, the Corporation also may have offices at such other place or places as the Board of Directors may from time to time select, or as the business of the Corporation may require or make desirable.

ARTICLE TWO

Shareholders Meetings

     Section 2.1 Place of Meetings. Meetings of the shareholders of the Corporation may be held at any place as set forth in the notice thereof or if no place is so specified, then at the registered office of the Corporation.

     Section 2.2 Annual Meetings. The annual meeting of shareholders of the Corporation shall be held prior to June 30 each year on a date set by the Board of Directors so that appropriate notice may be given to all shareholders.

     Section 2.3 Substitute Annual Meetings. If the annual meeting is not held on the day designated in Section 2.2, any business, including the election of directors, which might properly have been acted upon at the meeting, may be transacted at any subsequent shareholders' meeting held pursuant to these by-laws or held pursuant to a court order requiring a substitute annual meeting.

     Section 2.4 Special Meetings. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the Corporation upon the written request of the holders of twenty-five percent or more of all the shares of capital stock of the Corporation entitled to vote in an election of directors. Special meetings of the shareholders or a special meeting in lieu of the annual meeting of shareholders may be called at any time by the President, Chairman of the Board, or the Board of Directors.

     Section 2.5    Notice of Meetings.  Unless waived as contemplated in
Section 5.2, or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders meeting stating the place, day and hour of the meeting shall be delivered not less than ten days, nor more than fifty days, before the date thereof, either personally, by mail, or by telegram, charges prepaid, by or at the direction of the President, the Secretary, or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of the meeting shall state the general nature of the business to be transacted.

     Section 2.6 Quorum; Vote Required to Act. At all the meetings of the shareholders, the presence in person or by proxy of the holders of not less than one-third of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, action on a matter by the shareholders is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a provision of these Bylaws that has been adopted pursuant to Section 14-2-1021 of the Georgia Business Corporation Code (or any successor provision), or the Georgia Business Corporation Code requires a greater number of affirmative votes. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of directors without regard to the other quorum requirements of the Georgia Business Corporation Code, the Articles of Incorporation of the corporation, or these by-laws.

     Section 2.7    Voting of Shares.   Each outstanding share having voting
rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

     Section 2.8    Proxies.  A shareholder entitled to vote pursuant to
Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the secretary of the shareholders meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and references by the secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

     Section 2.9 Presiding Officer. The Chairman of the Board of Directors or, in the absence of a Chairman of the Board of Directors, the President, shall serve as chairman of every shareholders meeting unless some other person is elected to serve as chairman by a majority vote of the shares represented at the meeting. The chairman shall appoint such persons as he deems required to assist with the meeting.

     Section 2.10 Adjournments. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by Section 2.6, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

ARTICLE THREE

The Board of Directors

     Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these by-laws, the Board of Directors may exercise all such powers of the Corporation, except as any action may be required by law, by any legal agreement among shareholders, by the Articles of Incorporation, or by these by-laws to be taken or done by the shareholders.

     Section 3.2 Requirements. Each director of the Corporation shall be a natural person eighteen years of age or older and shall be a United States citizen by need not be a resident of Georgia.

     Section 3.3 Number, Election, Class and Term of Office. The Board of Directors of the Corporation shall consist of not fewer than three nor more than twenty-five persons, with the exact number within such minimum and maximum number to be fixed and determined from time to time by resolution of the Board of Directors or by resolution of the shareholders at any annual or special meeting of the shareholders. Except as provided in Section 3.6, the directors shall be elected by act of the shareholders under Section 2.6 at the annual meeting of shareholders. Each director, except in the case of his earlier death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting and thereafter until his successor shall have been elected and qualified.

     Section 3.4 Oath of Directors. Before assuming office, each director shall take an oath or affirmation that he shall diligently and honestly perform his duties in the administration of the Corporation and that he will not permit a willful violation of laws by the Corporation.

     Section 3.5 Removal. The entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of two-thirds of the shares entitled to vote at an election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated an incompetent by a court, if he is convicted of a felony, if he does not, within sixty days of his election, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill any other requirements for holding the office of director, or he fails to attend regular meetings of the Board of Directors for six consecutive meetings without having been excused by the Board of Directors.

     Section 3.6 Vacancies. A vacancy occurring in the Board of Directors through death, resignation, retirement, disqualification or removal, may be filled for the unexpired term and until the shareholders have elected a successor by the affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors.

     Section 3.7 Compensation. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

     Section 3.8 Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each consisting of three or more directors. Each committee shall have the authority of the Board of Directors in regard to the business of the Corporation to the extent set forth in the resolution establishing such committee, subject to the limitations set forth in State and Federal laws and regulations.

     Section 3.9 Honorary and Advisory Directors. The Board of Directors of the Corporation may appoint any individual as an Honorary Director, Director Emeritus, Advisory Director or member of any advisory board established by the Board of Directors. Any individual so appointed by the Board of Directors shall be compensated as provided by the Board of Directors but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5 and shall not have responsibility or be subject to any liability imposed upon a director or otherwise be deemed a director.

ARTICLE FOUR

Meetings of the Board of Directors

     Section 4.1    Regular Meetings.   An Annual Organizational Meeting of the
Board of Directors shall be held on the day of or after the Annual Meeting of the Shareholders of the Corporation. In the event the Annual Shareholders Meeting is not held as provided by Section 2.2, such organizational meetings shall be held as herein provided for regular meetings. The Board of Directors shall hold at least one additional meeting in each calendar quarter to be scheduled by the Chairman and Chief Executive Officer with proper notice given to each director.

     Section 4.2    Special Meetings.   Special Meetings of the Board of
Directors may be called by or at the request of the Chairman of the Board, or by any four directors in office at that time, provided all directors receive proper notice of such meetings.

     Section 4.3 Place of Meetings. Directors may hold their meetings at any place within (or without) the State of Georgia as the Board of Directors may from time to time establish for their regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

     Section 4.4 Notice of Meetings. No notice shall be required for any regularly scheduled meeting of the directors of the Corporation. Unless waived as contemplated in Section 5.2, the Chairman or Secretary of the Corporation, or any director thereof shall give notice to each director of each special meeting stating the time, place, and purposes of the meeting. Such notice shall be given by mailing notice of the meeting at least 3 days before the date of the meeting, or by telephone, telegram, or personal delivery at least one day before the date of the meeting. Notice shall deemed to have been given by telegram or cablegram at any time notice is filed with the transmitting agency. Attendance by a director at a meeting shall constitute a Waiver of Notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called.

     Section 4.5 Quorum At meetings of the Board of Directors, a majority of the directors then in office shall be necessary to constitute a quorum for the transaction of business.

     Section 4.6 Vote Required For Action. Except as otherwise provided in these by-laws, by the Corporation's Articles of Incorporation, or by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

     Section 4.7 Action By Directors Without A Meeting. Any action which may be taken at any meeting of the Board of Directors, or at any meeting of a committee of directors may be taken without a meeting if a written consent thereto shall be signed by all directors, or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

ARTICLE FIVE

Notice And Waiver

     Section 5.1 Procedure. Whenever these by-laws require notice to be given to any shareholder or director, the notice shall be given as prescribed in Sections 2.5 or 4.4, whichever is applicable. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid, sealed envelope, addressed to the shareholder or director at his last known address, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

     Section 5.2 Waiver. Except as limited by the Georgia Business Corporation Code, whenever any notice is required to be given to any shareholder or director by law, by the Articles or Incorporation, or these by-laws, a waiver thereof in the proxy of such shareholder or otherwise given in writing, whether before or after the meeting to which the waiver pertains, shall be effective and binding on such shareholder or director; provided, however, that no such waiver shall apply by its terms to more than one required notice.


ARTICLE SIX

Officers

     Section 6.1 Number. The officers of the Corporation shall consist of a Chairman and Chief Executive Officer, a President, one or more Vice
Presidents, Secretary and Treasurer. In addition, the Board of Directors may from time to time elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Corporation, or as shall otherwise be required by law or regulation. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person. The Board of Directors shall have the power to establish and specify the duties for all officers of the Corporation.

     Section 6.2 Election and Term. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification.

     Section 6.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by a committee of the Board of Directors, if such committee is designated and assigned such authority as provided in Section 3.8.

     Section 6.4 Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors with or without any cause whenever in its judgment the best interests of the Corporation will be served thereby without prejudice to any contract right to such officer.

     Section 6.5 Chairman of the Board. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors who shall preside and act as chairman at all meetings of the shareholders and the Board of Directors and who shall perform such other duties as the Board of Directors may from time to time direct.

     Section 6.6 Chairman.The Chairman shall be the Chief Executive Officer of the corporation and shall have general control and supervision over the business and affairs of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He also shall perform such other duties as may be delegated to him from time to time by the Board of Directors.

     Section 6.7 Officer in Place of Chairman. The Board of Directors may designate an officer who shall, in the absence or disability of the Chairman, or at the direction of the Chairman, or at the direction of the Chairman, perform the duties and exercise the powers of the Chairman.

     Section 6.8    Secretary.     The Secretary shall keep accurate records
 of theacts and proceedings of all meetings of shareholders, directors and committees of directors. He shall have authority to give all notices required by law of these by-laws. He shall be custodian of the corporate books, records, contracts and other documents.
 The Secretary may affix the Corporation's seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature.

ARTICLE SEVEN

Dividends

     Section 7.1 Time and Conditions of Declaration. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash or property only out of the retained earnings of the Corporation, only when the Corporation meets applicable legal requirements for paid-in capital and/or appropriated net earnings.

     Section 7.2 Share Dividends - Treasury Shares. Dividends may be declared by the Board of Directors and paid in the shares of the Corporation out of any treasury shares that have been reacquired out of the capital funds of the Corporation.

     Section 7.3 Share Dividends - Unissued Shares. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the Corporation out of any retained earnings of the Corporation; provided that such shares shall be issued at not less than the par value thereof, there shall be transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to aggregate par value of the shares to be issued as a dividend, and after payment of the dividend the Corporation shall continue to maintain the paid-in capital and/or appropriate retained earnings requirements of applicable law.

     Section 7.4 Share Splits. A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the capital stock of the Corporation shall not be construed to be a share dividend within the meaning of this Article.

ARTICLE EIGHT

Shares

     Section 8.1 Authorization and Issuance of Shares. The par value and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be set forth from time to time in the Articles of Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum number of shares authorized by the Articles of Incorporation and the minimum capitalization requirements of the Articles of Incorporation of Georgia law.

     Section 8.2 Share Certificates.The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the Corporation's books. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if the person or persons who signed such certificate or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     Section 8.3    Rights of Corporation With Respect to Registered
Owners.   Prior to due presentation for transfer or registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whither or no it shall have express or other notice thereof, except as otherwise provided by law.

     Section 8.4 Transfer of Shares. Transfers of shares shall be made upon the stock transfer books of the Corporation only upon direction of the person named in the share certificate representing the shares to be transferred, or by an attorney of such person lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the provisions of Section 8.6 of these by-laws shall have been satisfied.

     Section 8.5 Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 8.4 of these by-laws, the Corporation is under a duty to register the transfers of its shares only if:

     (a) the share certificate is indorsed by the appropriate person or persons; and

     (b) reasonable assurance is given that these endorsements are genuine and effective; and

     (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; and

     (d) any applicable law relating to the collection of taxes has been complied with; and

     (e)  the transfer is in fact rightful or is to a bona fide purchaser.

     Section 8.6    Lost, Stolen, or Destroyed Certificates.     Any person
claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

     Section 8.7 Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than fifty days (and, in the case of a shareholders meeting, not less than ten days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     Section 8.8 Record Date if None Fixed. If no record date is fixed as provided in Section 8.7 of these by-laws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of a payment of a dividend.

ARTICLE NINE

Indemnification

     Section 9.1 Indemnification. The Corporation shall have the power to indemnify any person, his heirs, executors, or administrators, who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in a manner he reasonable believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in a manner which he reasonable believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 9.2 Indemnification for Certain Actions. The Corporation shall have power to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by, or in the right of, the Corporation to procure a judgment in its favor, by reason of the fact he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no such indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 9.3 Mandatory Indemnification. To the extent that a director, officer, employee, or agent of the Corporation has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in the foregoing Section 9.1 and 9.2 of these by-laws or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 9.4 Findings of Indemnification. Any indemnification under sub-sections 9.1 and 9.2 of these by-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth in sub-sections 9.1 and 9.2. Such determination shall be made:

     (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding;

     (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (c) by the affirmative vote of a majority of the shares entitled to vote thereon.

     Section 9.5 Payment of Expenses in Advance. Expenses incurred in defending any action, suit, or proceeding referred to above may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided above.

ARTICLE TEN

Miscellaneous

     Section 10.1   Inspection of Books and Records.  The Board of
Directors shall have power to determine which accounts, books and records of the Corporation shall be open to the inspection of shareholders, except such accounts, books and records that are specifically open to inspection by law, and the Board of Directors shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. The right of inspection granted to shareholders under Section 14-2-1602(c) of the Georgia Business Corporation Code (or any successor provision) shall not be available for shareholders owning 2% or less of the outstanding shares.

     Section 10.2 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     Section 10.3 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine.

     Section 10.4 Annual Statements. The Corporation shall prepare such financial statements showing the results of its operations during its fiscal year as shall be required by applicable laws, rules and regulations. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such financial statement.

     Section 10.5 Contracts, Checks, Drafts, Reports, Etc. Such of the officers or employees of the Corporation as may from time to time be designated by the Board of Directors or by the Executive Committee shall have power and authority to sign contracts, checks, drafts and like instruments and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Corporation, whether in its own right or in any fiduciary capacity. No officer or employee, however, may on behalf of the Corporation, execute or deliver any check, draft or other like instrument in favor of himself.

     Section 10.6 Legal Restrictions. All matters covered in these by-laws shall be subject to such restrictions as shall be imposed on this Corporation by applicable State and Federal laws, rules and regulations including, but not limited to, the Georgia Business Corporation Code, the Georgia Financial Institutions Code, and the Bank Holding Company Act of 1956.

     Section 10.7 Conflict. The Articles of Incorporation of this Corporation shall control in the event of any conflict between such Articles and these by-laws.

ARTICLE ELEVEN

Amendments

     Section 11.1 Power to Amend By-Laws. The Board of Directors shall have power to alter, amend or repeal these by-laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed, and new by-laws adopted, by the shareholders. The shareholders may prescribe that any by-law or by-laws adopted by them shall not be altered, amended or repealed by the Board of Directors.

     Section 11.2   Conditions.    Action taken by the shareholders with
respect to by-laws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to by-laws shall be taken by an affirmative vote of a majority of all directors then holding office.

     Section 11.3 Inspection. A copy of the by-laws, with all amendments thereto, shall at all times be kept in a convenient place in the main office of the Corporation and shall be open to inspection by all shareholders during normal business hours. The directors may furnish a copy of the by-laws, and all amendments thereto, to all shareholders, provided that all amendments and alterations by the Board of Directors shall be furnished to the shareholders at the first meeting of the shareholders thereafter.